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                                EXHIBIT 10.52.2

                                AMENDMENT NO. 1
                                      TO
                         EXECUTIVE SEVERANCE AGREEMENT


     WHEREAS, RightCHOICE Managed Care, Inc. ("Company") and _______________ ("Executive") entered into an Executive Severance Agreement, dated January 1, 1998 (the "Agreement"); and

     WHEREAS, the Compensation Committee of Company's Board of Directors, having been advised of the competitiveness of existing severance and change in control practices of Company, believes that the Agreement should be amended to provide additional protections to Executive in the event that a Change in Control occurs; and

     WHEREAS, Company and Executive desire to amend the Agreement, effective as of December 6, 1999, to provide additional protections to Executive in the event of a Change in Control;

     NOW, THEREFORE, Company and Executive do hereby amend the Agreement, effective as of December 6, 1999, so that it will read as follows:

                                      I.

     Section 3(B) is hereby deleted in its entirety and the following is substituted in lieu thereof:

     "B.  Executive Severance Benefits. Subject to Sections 3(C), 3(D), 3(E) and
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     4(D)(ii) hereof, in the event of Executive's Involuntary Termination or
     Good Reason Termination, Company shall pay for outplacement services for Executive of the type customarily provided by Company to senior executives at the time of Executive's Involuntary Termination or Good Reason Termination and shall pay executive an amount equal to the greater of:

          (i)  two (2) times Executive's Annual Compensation; or

          (ii) an amount equal to:

               (a)  three (3) times Executive's Base Pay plus,

               (b) for a period of thirty (30) months starting on the Date Termination, an amount equal to the portion of the premiums (to the extent such premiums are due) for Executive's health, dental, vision and life insurance that is equivalent to the portion of the premiums for such coverages that Company pays on behalf of similarly situated executives employed by Company during such thirty (30) month period.

     Such Executive Severance Benefits will commence as soon as practicable following the Date of Termination, and will be paid in twenty-four (24) substantially equal monthly
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     installments, in the case of Executive Severance Benefits under Section
     3(B)(i) above, or in thirty-six (36) monthly installments, in the case of Executive Severance Benefits under Section 3(B)(ii) above, with the first thirty (30) such installments equaling 1/36th of the amount determined under Section 3(B)(ii)(a) plus 1/30th of the amount determined under
     Section 3(B)(ii)(b) above and the remaining such installments equaling 1/36th of the amount determined under Section 3(B)(ii)(a). Company's obligation to pay the amounts specified in Section 3(B)(ii)(b) above shall be reduced by any and all amounts Company pays toward Executive's health, dental, vision and life insurance with respect to periods after the Date of Termination."


                                      II.

     The following new paragraph N. is hereby added after paragraph M. of
Section 6 of the Agreement:

     "N.  Legal Expenses. Company shall reimburse Executive for all reasonable
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     legal and other fees and expenses incurred to secure, preserve or establish entitlement to severance benefits under this Agreement. Company shall reimburse Executive for such fees and expenses on a monthly basis within ten (10) days after Executive's request for reimbursement accompanied by evidence that the fees and expenses were incurred. Company's reimbursement shall include a tax gross-up payment in respect of the federal, state and local taxes incurred by Executive with respect to the reimbursement of fees and expenses received under this Section 6(N)."

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     IN WITNESS WHEREOF, Company and Executive have caused this Amendment No. 1 to be executed this ____ day of ___________, ______.


                              RIGHTCHOICE MANAGED CARE, INC.

                              By:________________________________________
                                   John A. O'Rourke
                                   President and Chief Executive Officer

                                   ______________________________________


List of Executives who have executed Amendment No. 1 to the Executive Severance
Agreement:


Angela F. Braly                    Senior VP/General Counsel/Corp. Secr.
Stuart K. Campbell                 Senior VP, Client Services
Michael Fulk                       Senior VP, Sales and Marketing
Herb Schneiderman                  Senior VP, Medical Delivery Systems
John J. Seidenfeld, MD             Senior VP & Chief Medical Officer
Richard Smith                      Senior VP, Diversified Life Insurance Co.
Connie L. Van Fleet                Senior VP, Chief Information Officer
Sandra A. Van Trease               Senior VP, Chief Operating Officer,
                                   Chief Financial Officer
Kathleen M. Zorica                 Senior VP, Business Analysis & Product
                                   Management

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